EXHIBIT 10.12

OIL-DRI CORPORATION OF AMERICA

Re:	Extension and Amendment of Agreement made August 1, 1989, between Oil-Dri Corporation of America (“Oil- Dri”) and Richard M. Jaffee (“Jaffee”) (“1989 Agreement”)

Is agreed that

1.	The term of the 1989 Agreement is extended so as to expire July 31, 2009, and, to that end, Paragraph 19 is amended to substitute “July 31, 2009” for July 31, 1999.”

2.	Effective August 1, 1999, Paragraph 2 (b) of the 1989 Agreement is deleted.

3.	In all other respects, the 1989 Agreement shall remain in full force and effect.

OIL-DRI CORPORATION OF AMERICA
By:	/s/ Daniel S. Jaffee
President

/s/ Richard M. Jaffee
Richard M. Jaffee

Dated: 10/9/98

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